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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 as amended (File No. 333-33050) and Forms S-8 (File Nos. 33-3686, 33-16832, 33-27078, 33-38665, 33-38926, 33-65050, 33-52653,
33-57887, 333-07283, 333-17073, 333-50323, 333-65449, 333-71249, 333-82549)
of Micron Technology, Inc. and subsidiaries of our report dated October 4, 2000, except the Significant Accounting Policies--Basis of Presentation, Debt, Discontinued PC Operations, Joint Ventures and Subsequent Event Notes, which are as of July 6, 2001, relating to the consolidated financial statements, which appear in this Current Report on Form 8-K.

/s/PricewaterhouseCoopers LLP

Boise, Idaho
July 10, 2001